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                                                                Exhibit No. 31.1

         CERTIFICATION UNDER RULE 13a-14 OF THE SECURITIES EXCHANGE ACT
        OF 1934 FOR CABCO SERIES 2004-102 TRUST (SBC COMMUNICATIONS INC.)
              ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
                                DECEMBER 31, 2004

I, Robert D. Vascellaro, certify that:

      1. I have reviewed this annual report on Form 10-K to be filed by Corporate Asset Backed Corporation, on behalf of CABCO Series 2004-102 Trust (SBC Communications Inc.). No reports on Form 8-K containing distribution or servicing reports were required to be filed in respect of the period covered by this annual report;

      2. Based on my knowledge, the information in this report, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

      3. Based on my knowledge, the distribution or servicing information required to be provided to the depositor by the trustee under the pooling and servicing, or similar, agreement, for the period covered by this annual report and for inclusion herein is so included;

      4. I am responsible for reviewing the activities performed by the depositor and the trustee under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in this report, the depositor and trustee have each fulfilled its obligations under that agreement; and

      5. This report discloses all significant deficiencies relating to the compliance by the trustee and the depositor with the minimum servicing standards or similar standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in this report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank Trust National Association, as trustee.

Date: March 31, 2005

                                         By: /s/ Robert D. Vascellaro
                                             ------------------------------
                                         Name: Robert D. Vascellaro
                                         Title: Vice President,
                                         Corporate Asset Backed Corporation